GLOBAL

INITIATIVES

Ken R. Lane
Managing Director
Tel. 305 310 7900
klane@globalinitiatives100.com

June 15, 2009

Mr. Lee Vanatta
Chief Executive Officer
PureSpectrum, Inc.
340 Eisenhower Drive, Suite 610
Savannah, GA 31406

Re: Engagement Agreement

Dear Lee:

Global Initiatives ("Global") is pleased to provide this Engagement Agreement for consulting services to PureSpectrum for the global licensing, distribution and marketing of its Compact Fluorescent Light (CFL), linear ballast and lighting systems technology to manufacturers, retail distribution channels, and utilities in Europe, North America and Asia-Pacific.

It is clear that PureSpectrum's lighting technology for Compact Fluorescent (CFL) and Linear Fluorescent bulbs address cost, energy efficiency, environment, performance, and functionality. Global has taken the liberty of briefly outlining the value proposition of PureSpectrum's lighting technology.

- PureSpectrum's patented and patent-pending technologies represent a breakthrough in power conversion circuitry that has the potential to accelerate the evolution and acceptance of fluorescent lighting.

- Through superior electronics within the ballast design, PureSpectrum's technologies enable enhanced functionality in ballast driven lighting applications that have not ever been possible before, including true dimming capability and high Power Factor for CFLs.

- PureSpectrum's patented circuitry designs create a perfect waveform by significantly minimizing power line distortion and reducing total harmonic distortion. By minimizing phase displacement and reducing harmonic content, electricity is more fluently channeled directly into a device, eliminating unnecessary heat generation and promoting increased efficiency.

- PureSpectrum Technology's proprietary circuitry design enables CFLs to look and perform more like an incandescent bulb; through superior electronics, PureSpectrum's engineering team has been able to purify the light color, eliminate ignition and illumination delays and enable dimming for CFL bulbs.

- PureSpectrum Technology is designed for inclusion in lamps using current forms and production equipment. Because the technology can be configured into standard A-line, fluorescent tube and other existing lamp shapes and sizes, manufacturers do not need to retool their factories for globes, bases and sockets and end users can use existing fixtures.

TERM OF AGREEMENT

The Term of this Agreement is nine (9) months from the start date. At the end of the Term both parties will mutually determine if an extension of the current Agreement is required to complete the SOW, or a new Agreement and SOW is required to further support PureSpectrum's global licensing, distribution, and marketing objectives.

SCOPE OF WORK

The geographic scope of the project will include Europe, North America, and Asia-Pacific regions with specific countries, manufacturers, and utilities to be further identified and qualified during the first 30 days of the engagement and approved by PureSpectrum management.

Country	Manufacturer	Utility	Retail Distribution	NGO
Europe				
Germany	OSRAM	Bayernwerk, ENBW	TBD	
The Netherlands	Philips Lighting	ENECO	TBD	
France	Valeo	Electricite de France	TBD	
Sweden	Fagerhult Group	Gullspang Kraft AB Vattenfall, AB Sydkraft, AB	TBD	
Japan			TBD	
	Toshiba Lighting	Tokyo Electric Power	TBD	
	Mitsubishi Electric OSRAM	Kansai Electric Power	TBD	
	Matsushita Electric Works	Hokkaido Electric Power	TBD	
	Iwasaki Electric Company		TBD	
	Koito Manufacturing		TBD	
Canada			TBD	
		Hydro-Quebec	TBD	
		Ontario Hydro	TBD	
		Manitoba Hydro	TBD	
		BC Hydro		
		Saskatchewan Power		
USA				
California				EPRI & Selected Members
Washington, D.C.				World Bank
Connecticut				United Technologies Corporation

Services

- Leverage direct relationships and external networks to approach and qualify interest of targeted manufacturers, retail distribution channels, and utilities in the PureSpectrum Technology.
- Modify and present PureSpectrum's existing marketing and technology collateral to suit country-specific language and cultural requirements.
- Effectively demonstrate the PureSpectrum Technology at initial meetings and gain qualified interest for 2nd round meetings with PureSpectrum management.
- Facilitate meetings between PureSpectrum management and targets via meeting logistics, format, protocol, positioning and interpretation.
- Prepare marketing collateral packages for retail and distribution channel prospects, manufacturers and utilities to qualify interest and establish meetings for PureSpectrum management.
- Facilitate the negotiation of NCNDAs and licensing and distribution agreements through effective management of communication, process, protocol and closing in coordination with PureSpectrum legal counsel.
- Structuring relationships and projects between PureSpectrum and utilities, NGOs, manufacturers, multinational corporations and retail distribution channels.
- Consult with PureSpectrum's leadership concerning value creation and sales and marketing related issues.

Deliverables

- Establish senior-level meetings and a platform for PureSpectrum management to effectively conduct technology briefings and demonstrations for targeted manufacturers and utilities.
- Research, identify and qualify appropriate utilities and retail and distribution channels for each region with recommendations submitted to PureSpectrum's management team.
- Gain meetings with qualified and appropriate utilities for introduction and demonstration of the PureSpectrum Technology.
- Gain inclusion of PureSpectrum Technology in utility and NGO "green" programs to strengthen and build the PureSpectrum brand globally.
- Complete (3) three agreements of any combination (licensing, utilities, distribution) within the term of the Agreement.

Schedule

- Month 1.5: Ramp Up
  - Staffing
  - Knowledge Transfer
  - Collateral Preparation
  - Research and Qualification
  - Plan Submission

- Month 1.5 – 3.0: Roll Out
  - Contact With Targets
  - Initial Meetings & Qualification
  - Set Meetings For PureSpectrum Management

- Month 3.0 – 4.5
  - PureSpectrum Management Meetings
  - NCNDA Process
  - Technology Demonstration & Testing

- Month 4.5 – 9.0
    - Agreement Framwork / MOUs
    - Negotiations
    - Structuring Relationships
    - Legal
    - Closing

RESPONSIBILITIES OF THE PARTIES

- The responsibilities of the Global Team will include but not be limited to:
    - Designate a single point of contact to whom all communications may be addressed and who has the authority to act on all aspects of the services.
    - Unless otherwise agreed to by the parties, ensure that request for the information or documentation needed for the Project is met within two (2) business days of its request.
    - Submit progress reports every two weeks to PureSpectrum Management.
- PureSpectrum shall be responsible for the following:
    - Designate a single point of contact to whom all communications may be addressed and who has the authority to act on all aspects of the services.
    - Unless otherwise agreed to by the parties, ensure that request for the information or documentation needed for the Project is met within two (2) business days of its request.
    - Informing Global Initiatives on a timely basis of any issues, discussions, or strategy directions that would affect the focus of the Statement of Work in a material way.
    - Provide Global with any and all items readily available to PureSpectrum that provide information or direction that can affect this Statement of Work. These items may include, but are not limited to, completed plans, market information, business plans, case studies, technology assessment reports, current contracts, proposed contracts, acceptance criteria/plans, documentation, testing specifications and criteria, etc.
    - Provide office facilities and communications to Global employees when such employees are on site.
    - Provide on-site training for Global for the suite of products, access to all appropriate marketing and sales collateral, and a specific technical pre-sales single point of contact.

FEES & SCHEDULE

Consulting Service Fees:

- Global will charge Pure Spectrum $40,000 per month for the nine month term of the Agreement.

- Global will be responsible for all expenses incurred under this agreement, including staff, network partners, subcontractors, supplies, communication, administration and travel in North America. Overseas travel, lodging and per diem will be paid by PureSpectrum and approved in advance.

Licensing Success Fees:

- **7.5%** of the initial deposit of each licensing (access) agreement executed with PureSpectrum.
  - Due within 30 days of the date a licensee pays the initial deposit

- **10.0%** of the total royalties earned from sales of the PureSpectrum technology licensed for a period of the first two (2) year period and **7.5%** for the second two (2) year period.
  - The first two (2) year period begins on the date of the first shipment of product by the licensee that contains PureSpectrum technology
  - Royalty payments are to be made 30 days after PureSpectrum receives payment.PureSpectrum shall provide documentation confirming total product shipments by licensee each quarter along with the quarterly royalty statements as prepared by PureSpectrum's accounting firm.

Direct Sales Success Fees

- Direct Sales activities include opportunities qualified by GI whereby PureSpectrum is directly contracted to provide PureSpectrum products to a client, which may included the following types of organizations – Utilities, NGOs, Corporations, etc.
- **10.0%** of the total sales of the PureSpectrum products to the qualified customer for a period of the first two (2) year period and **7.5%** for the second two (2) year period.
  - The first two (2) year period begins on the date of the first shipment of product by PureSpectrum.
  - Payments are to be made 30 days after PureSpectrum receives payment from the qualified customer.PureSpectrum shall provide documentation confirming total product shipments to the qualified customer each quarter along with the quarterly commission statements as prepared by PureSpectrum'.

PAYMENT TERMS

For Consulting Services the payment is due on the 15th day of each month beginning in the month of signing this Agreement.. Payment of Licensing Success Fees will be remitted according to the instructions set forth above. Payment for both Consulting Services and Success Fees will be wired to:

Bank: JP Morgan Chase Bank, NA
Bank Address: New York, New York 10017
Routing #: 021000021
SWIFT: CHASUS33

Account: Global Initiatives 100 Corp. EASA DC Account
Address: 700 White Plains Road, Suite 301, Scarsdale NY 10583
Acct #: 813919388

CHANGE MANAGEMENT PROCEDURES

In the event it is necessary to change this Agreement's SOW, the following procedure will be used:

- A change request document ("Change Request") will be executed by the parties describing the nature of the change, the reason for the change, and the effect the change will have on the scope of work. Parties will determine the modification to the charges, if any.
- Either party may initiate a Change Request. The requesting party will review the proposed change with the other party, and the appropriate authorized representatives of the parties will sign the Change Request, indicating the acceptance of the changes by the parties.
- Upon execution of the Change Request, said Change Request will be incorporated into and made a part of the applicable SOW.
- Whenever there is a conflict between the terms and conditions set forth in a Change Request and those set forth in the SOW or previous Change Request, the terms and conditions of the most recently and mutually approved Change Request or SOW shall prevail.

BUSINESS APPROVAL

The requirements as specified in this Agreement have been reviewed and approved by the responsible PureSpectrum representative and are hereby approved as acknowledged by the signature(s) below:

The terms of this Agreement are limited to the included SOW and shall not be applicable to any other SOW's that may be executed by the parties hereto.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Agreement to be duly executed.

Kind Regards,

Ken R. Lane

PureSpectrum, Inc.	Global Initiatives
Signature: ____________	Signature: ____________
Name: Lee Vanatta	Name: Ken R. Lane
Title: Chief Executive Office	Title: Managing Director
Date: June 15, 2009	Date: June 15, 2009

Appendix

Project Team Bios for PureSpectrum Lighting Initiative

Kenneth R. Lane, Managing Director, Global Initiatives – Washington, DC
Jonathan M. Charry, Ph.D., Managing Director, Global Initiatives – New York, NY

Carl Horn, Global Network Partner - Stockholm, Sweden
Jay Creutz, Global Network Partner – Athens, Greece
Matthieu Delouvrier, Ph.D., Global Network Partner – Paris, France
Amb. James R. Jones, Global Network Partner -- Washington, DC and Mexico City, Mexico
Kazumi Iino, Global Network Partner – Tokyo, Japan
Hans Kim, Global Network Partner – Seoul, Korea